Exhibit 4.1

[Execution Version]

RIGHTS AGREEMENT

between

ARROWHEAD PHARMACEUTICALS, INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.,

as Rights Agent

Dated as of March 21, 2017

i

TABLE OF CONTENTS

(Continued)

Exhibit A	Form of Certificate of Designation, Preferences, and Rights
Exhibit B	Form of Rights Certificate
Exhibit C	Form of Summary of Rights to Purchase Preferred Stock

ii

RIGHTS AGREEMENT

RIGHTS AGREEMENT, dated as of March 21, 2017 (this “Agreement”), between Arrowhead Pharmaceuticals, Inc. (f/k/a Arrowhead Research Corporation), a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”).

RECITAL

WHEREAS, on March 1, 2017 (the “Rights Dividend Declaration Date”), the Board authorized and declared a dividend distribution of one right (each, a “Right”, and together with all other such rights distributed or issued pursuant hereto, the “Rights”) for each share of Common Stock outstanding at the Close of Business on March 22, 2017 (the “Record Date”), and further authorized and directed the issuance of one Right (as such number may hereinafter be adjusted pursuant hereto) with respect to each share of Common Stock issued between the Record Date (whether originally issued or delivered from the Company’s treasury) and, except as otherwise provided in Section 22 hereof, the earlier of the Distribution Date and the Expiration Date, each Right initially representing the right to purchase one one-thousandth of a share of Preferred Stock, upon the terms and subject to the conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings as indicated below:

(a)       “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Stock then outstanding, but shall not include an Exempt Person. Notwithstanding the foregoing:

(i)       any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 15% or more of the Common Stock then outstanding as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of Common Stock by the Company shall not be deemed an “Acquiring Person”, unless and until such Person, together with all Affiliates and Associates of such Person, acquires Beneficial Ownership of any additional shares of Common Stock (other than as a result of a stock dividend, stock split, or similar transaction effected by the Company in which all registered holders of Common Stock are treated substantially equally) while the Beneficial Owner of 15% or more of the Common Stock then outstanding;

(ii)       if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person” has become such inadvertently (including,

without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement and had no intention of changing or influencing control of the Company), and such Person divests as promptly as practicable (as determined by the Board in its sole discretion) a sufficient number of shares of Common Stock (without exercising or retaining any power, including, without limitation, voting power, with respect to such shares) (or, in the case solely of shares of Common Stock beneficially owned, directly or indirectly, by such Person pursuant to Section 1(f)(v) hereof, such Person terminates the subject Derivatives Contract(s) or disposes of the subject derivative security or securities, or establishes to the satisfaction of the Board that such shares of Common Stock are not held with any intention of changing or influencing control of the Company) so that such Person is no longer the Beneficial Owner of 15% or more of the Common Stock then outstanding, then such Person shall not be deemed to be or ever to have been an “Acquiring Person” for any purposes of this Agreement as a result of such inadvertent acquisition;

(iii)       if a bona fide swaps dealer who would otherwise be an “Acquiring Person” has become so as a result of its actions in the ordinary course of its business that the Board determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company, then, and unless and until the Board shall otherwise determine, such person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement; and

(iv)       if a Person would otherwise be deemed an “Acquiring Person” upon the execution of this Agreement, such Person (herein referred to as a “Grandfathered Stockholder”) shall not be deemed an “Acquiring Person” for purposes of this Agreement unless and until, subject to Section 1(a)(i) and Section 1(a)(ii) above, such Grandfathered Stockholder acquires Beneficial Ownership of any additional shares of Common Stock (other than as a result of a stock dividend, stock split, or similar transaction effected by the Company in which all registered holders of Common Stock are treated substantially equally) after execution of this Agreement and while the Beneficial Owner of 15% or more of the Common Stock then outstanding, in which case such Person shall no longer be deemed a Grandfathered Stockholder and shall be deemed an “Acquiring Person”;

For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Stock of which any Person is the Beneficial Owner, shall include the number of shares of Common Stock not outstanding at the time of such calculation that such Person is otherwise deemed to beneficially own for purposes of this Agreement. The number of shares of Common Stock not outstanding that such Person is otherwise deemed to beneficially own for purposes of this Agreement shall be deemed to be outstanding for the purpose of computing the percentage of the outstanding number of shares of Common Stock beneficially owned by such Person, but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by any other Person.

(b)       “Act” shall mean the Securities Act of 1933, as amended.

(c)       “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.

(d)       “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement; provided, however, that no director or officer of the Company shall be deemed an Affiliate or Associate of any other director or officer of the Company solely as a result of his or her being a director or officer of the Company.

(e)       “Agreement” shall have the meaning set forth in the preamble hereto.

(f)       A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” of, and shall be deemed to “beneficially own,” any securities:

(i)       which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement);

(ii)       which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants, or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “beneficially own,” (A) securities tendered pursuant to a tender offer or an exchange offer made in accordance with the General Rules and Regulations under the Exchange Act by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) or Section 11(p) hereof in connection with an adjustment made with respect to any Original Rights;

(iii)       which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of, including pursuant to any agreement, arrangement, or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, to have “Beneficial

Ownership” of, or to “beneficially own,” any security as a result of an agreement, arrangement, or understanding (whether or not in writing) to vote such security if such agreement, arrangement, or understanding: (A) arises solely from a revocable proxy (as such term is defined in Regulation 14A under the Exchange Act) given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, including the disclosure requirements of Schedule 14A thereunder, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iv)       which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement, or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to Section 1(f)(iii)), or disposing of any voting securities of the Company; or

(v)       which are “beneficially owned” (within the meaning of clauses (i)-(iv) above), directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party; provided, however, that the number of shares of Common Stock that a Person is deemed to beneficially own pursuant to this clause (v) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (v) be deemed to include all securities that are “beneficially owned”, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate.

Notwithstanding anything to the contrary in this Section 1(f), (x) nothing in this Section 1(f) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “beneficially own,” any securities acquired or which such Person has the right to acquire through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of 40 days; and (y) any stockholder of the Company, with Affiliate(s), Associate(s), or other Person(s) who may be deemed representatives of it serving as director(s) of the Company, shall not be deemed to “beneficially own” securities held by such other Persons serving as director(s) of the Company to the extent such securities were issued by the Company to such director(s) in the ordinary course of business as compensation for their services as director(s) of the Company.

(g)       “Board” shall mean the Board of Directors of the Company or any duly authorized committee thereof.

(h)       “Book Entry Share” shall mean an uncertificated share of Common Stock registered in book entry form.

(i)       “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(j)       “Certificate of Incorporation” shall mean the Company’s Amended and Restated Certificate of Incorporation, as such may be amended, modified, or restated from time to time.

(k)       “Close of Business” on any given date shall mean 5:00 p.m., New York time, on such date; provided, however, that, if such date is not a Business Day, it shall mean 5:00 p.m., New York time, on the next succeeding Business Day.

(l)       “Common Stock” shall mean the common stock, par value $0.001 per share, of the Company, except that “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) of such Person with the greatest voting power, or the equity securities or other equity interests having power to control or direct the management of such Person.

(m)       “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(n)       “Company” shall have the meaning set forth in the preamble hereto, except as otherwise provided in Section 13(a) hereof.

(o)       “Counterparty” shall have the meaning set forth in Section 1(r) hereof.

(p)      “Current Market Price” shall have the meaning set forth in Section 11(d) hereof.

(q)       “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(r)       “Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of shares of Common Stock specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Common Stock or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.

(s)       “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(t)       “Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b) hereof.

(u)       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(v)       “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(w)       “Exempt Person” shall mean (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or (iv) any Person or entity organized, appointed, or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan.

(x)       “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(y)       “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(z)       “Grandfathered Stockholder” shall have the meaning set forth in Section 1(a)(iv) hereof.

(aa)       “Notional Common Shares” shall have the meaning set forth in Section 1(r) hereof.

(bb)       “Original Rights” shall have the meaning set forth in Section 1(f)(ii) hereof.

(cc)       “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, association, trust, syndicate, unincorporated organization, or other entity, and shall include any successor (by merger or otherwise) of such entity.

(dd)       “Preferred Stock” shall mean shares of Series D Junior Participating Preferred Stock, par value $0.001 per share, of the Company, having the rights and preferences set forth in the Certificate of Designation attached to this Agreement as Exhibit A, and, to the extent that there are not a sufficient number of shares of Series D Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series D Junior Participating Preferred Stock.

(ee)       “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(ff)        “Purchase Price” shall have the meaning set forth in Section 7(b) hereof.

(gg)       “Receiving Party” shall have the meaning set forth in Section 1(r) hereof.

(hh)       “Record Date” shall have the meaning set forth in the recital to this Agreement.

(ii)         “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(jj)         “Right” shall have the meaning set forth in the recital to this Agreement.

(kk)       “Rights Agent” shall have the meaning set forth in the preamble hereto, except as otherwise provided in Section 19 and Section 21 hereof.

(ll)        “Rights Certificate” shall have the meaning set forth in Section 3(a) hereof.

(mm)     “Rights Dividend Declaration Date” shall have the meaning set forth in the recital to this Agreement.

(nn)       “Section 11(a)(ii) Event” shall have the meaning set forth in Section 11(a)(ii) hereof.

(oo)       “Section 13 Event” shall mean any event described in Section 13(a)(i), Section 13(a)(ii), or Section 13(a)(iii) hereof.

(pp)       “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(qq)       “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

(rr)        “Subsidiary” shall mean, with reference to any Person, any other Person of which an amount of voting securities (or other ownership interests having ordinary voting power) sufficient to elect or appoint at least a majority of the directors (or other persons performing similar functions) of such other Person is beneficially owned, directly or indirectly, by such first-mentioned Person, or otherwise controlled by such first-mentioned Person.

(ss)     “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(tt)       “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(uu)     “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.

(vv)     “Triggering Event” shall mean a Section 11(a)(ii) Event or any Section 13 Event.

(ww)   “Trust” shall have the meaning set forth in Section 24(f) hereof.

(xx)      “Trust Agreement” shall have the meaning set forth in Section 24(f) hereof.

Section 2.   Appointment of the Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agent(s) as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent, setting forth the respective duties of the Rights Agent and any co-rights agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any co-rights agent.

Section 3.   Issuance of Rights Certificates.

(a)       Until the earlier of (i) the Close of Business on the 10th Business Day after the Stock Acquisition Date (or, if the 10th day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) and (ii) the Close of Business on the 10th Business Day (or such later date as the Board may determine prior to the occurrence of a Section 11(a)(ii) Event) after the date of commencement by or on behalf of any Person (other than an Exempt Person) of a tender offer or an exchange offer, if upon consummation thereof, such Person would become an Acquiring Person (the earlier of (i) and (ii) being herein referred to as the “Distribution Date”), (A) the Rights will be evidenced (subject to Section 3(b) and Section 3(c) hereof) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for shares of Common Stock shall be deemed also to be Rights Certificates) or, in the case of Book Entry Shares, by notation in book entry, and not by separate certificates, and the registered holders of shares of the Common Stock shall also be the registered holders of the associated Rights, and (B) the Rights will be transferable only in connection with the transfer of the underlying Common Stock (including a transfer to the Company); provided, however, that, if a tender offer or an exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender offer or exchange offer. As soon as practicable after the Distribution

Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (or the Rights Agent, if so requested by the Company and provided with all reasonably necessary information and documentation, in form and substance reasonably satisfactory to the Rights Agent, will send), in accordance with Section 26 hereof, to each record holder of the Common Stock as of the Close of Business on the Distribution Date (other than an Acquiring Person or any Associate or Affiliate of an Acquiring Person), one or more Rights Certificates, in substantially the form of Exhibit B hereto (the “Rights Certificates”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(i) or Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall not be required to issue Rights Certificates evidencing fractional Rights but may, in lieu thereof, make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates evidencing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing within two (2) Business Days. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(b)       As promptly as practicable following the Record Date, the Company shall send or cause to be sent (or the Rights Agent, if so requested by the Company and provided with all reasonably necessary information and documentation, in form and substance reasonably satisfactory to the Rights Agent, will send) a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), to each record holder of Common Stock as of the Close of Business on the Record Date in accordance with Section 26 hereof. With respect to certificates representing Common Stock and Book Entry Shares, as applicable, outstanding as of the Record Date, until the earlier of the Distribution Date and the Expiration Date, the Rights associated with such Common Stock will be evidenced by such certificates for Common Stock registered in the names of the holders thereof, or by Book Entry Shares, as applicable, in each case together with a copy of the Summary of Rights. Until the earlier of the Distribution Date and the Expiration Date, the transfer of any share of Common Stock outstanding on the Record Date (whether evidenced by certificates for Common Stock registered in the names of the holders thereof, or by Book Entry Shares, as applicable), with or without a copy of the Summary of Rights, shall also constitute the transfer of the Right(s) associated therewith.

(c)       Rights shall, without any further action, be issued in respect of all shares of Common Stock that are issued (whether originally issued or delivered from the Company’s treasury) after the Record Date, but prior to the earlier of the Distribution Date and the Expiration Date and, to the extent provided in Section 22 hereof, in respect of Common Stock issued after the Distribution Date. Certificates evidencing such Common Stock shall have printed on or otherwise affixed to them a legend or statement substantially in the following form:

This certificate also evidences and entitles the registered holder hereof to certain Rights as set forth in a Rights Agreement between Arrowhead Pharmaceuticals, Inc. (the “Company”) and Computershare Trust Company, N.A. (or any successor rights agent), as Rights Agent, dated as of March 21, 2017, as it may from time to time be supplemented or amended (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the registered holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights beneficially owned by any Person who is, was, or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently beneficially owned by or on behalf of such Person or by any subsequent beneficial owner, may become null and void.

With respect to any Book Entry Shares, a legend or statement in substantially similar form shall be included in the confirmation or account statement or other notice sent to the record holder of such shares in accordance with applicable law. Until the earlier of the Distribution Date and the Expiration Date, the Rights associated with the Common Stock evidenced by such certificates and such Book Entry Shares, as applicable, shall be evidenced by such certificates or such Book Entry Shares alone, and the transfer of any such certificate or Book Entry Shares, as applicable, shall also constitute the transfer of the Rights associated with such Common Stock. In the event the Company purchases or otherwise acquires any Common Stock after the Record Date, but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with such Common Stock that are no longer outstanding. Notwithstanding this Section 3(c), neither the omission of a legend nor the failure to deliver the notice of such legend required hereby shall affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

After the Record Date, but prior to the earlier of the Distribution Date and the Expiration Date, if new certificate(s) representing shares of Common Stock are issued in connection with the transfer, split up, combination, or exchange of certificate(s) representing shares of Common Stock, or if new certificate(s) representing shares of Common Stock are issued to replace any certificate(s) that have been mutilated, destroyed, lost, or stolen, then such new certificate(s) shall bear a legend or statement in substantially the form of the foregoing.

Section 4.   Form of Rights Certificates. The Rights Certificates (and the forms of election to purchase and of assignment and the certificates contained therein to be printed on the reverse thereof) shall each be substantially in the form attached hereto as Exhibit B and may have such marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate (which shall not affect the rights, duties, liabilities, protections or responsibilities of the Rights Agent hereunder) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 7, 11, 13, 22, 23, 24 and 27 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the registered holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the Purchase Price, but the amount and type of securities or other assets that may be acquired upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

Section 5.   Countersignature and Registration.

(a)       The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested to by the Secretary or an Assistant Secretary of the Company or by such officers as the Board may designate, either manually or by facsimile signature. The Rights Certificates shall be countersigned by an authorized signatory of the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by an authorized signatory of the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by an authorized signatory of the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer. In case any authorized signatory of the Rights Agent who has countersigned any Right Certificate ceases to be an authorized signatory of the Rights Agent before issuance and delivery by the Company, such Rights Certificate, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Rights Certificate had not ceased to be an authorized signatory of the Rights Agent; and any Rights Certificate may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Rights Certificate, is properly authorized to countersign such Rights Certificate, although at the date of the execution of this Agreement any such person was not so authorized.

(b)       Following the Distribution Date, upon receipt by the Rights Agent of notice of the Distribution Date, the Rights Agent will keep, or cause to be kept, at its office or offices designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, and the date of each of the Rights Certificates.

Section 6.  Transfer, Split-Up, Combination, and Exchange of Rights Certificates; Mutilated, Destroyed, Lost, or Stolen Rights Certificates.

(a)       Subject to the provisions of Section 7(e) and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates evidencing Rights that have become null and void pursuant to Section 7(e) hereof or that have been redeemed or exchanged pursuant to Section 23 or Section 24 hereof) may be transferred, split-up, combined, or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock, other securities, cash, or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split-up, combine, or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split-up, combined, or exchanged, with the form of assignment and certificate contained therein duly executed, at the office or offices of the Rights Agent designated for such purpose, along with a signature guarantee (if required) and such other and further documentation as the Company or the Rights Agent may reasonably request. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have properly completed and duly signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence, as the Company or the Rights Agent may reasonably request, of the identity of the Beneficial Owner (or former Beneficial Owner), any Affiliates or Associates thereof, or of any other Person with which such Beneficial Owner or any of such Beneficial Owner’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of securities of the Company. The Company or the Rights Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Rights Certificates. The Rights Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made, and the Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company may specify by written notice. Thereupon the Rights Agent shall, subject to Section 7(e), Section 14, and Section 24 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested.

(b)       Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction, or mutilation of a Rights Certificate, and, in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to them, along with such other and further documentation as the Company or the Rights Agent may reasonably request, and reimbursement to the Company and the Rights Agent of all reasonable fees and expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed, or mutilated.

Section 7.   Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)       Subject to Section 7(e) hereof, at any time after the Distribution Date, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability as set forth in Section 9(c) and Section 11(a)(iii) hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed (with such signature duly guaranteed, if required), to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock, other securities, cash, or other assets, as the case may be) as to which such surrendered Rights are then exercisable and an amount equal to any tax or charge required to be paid under Section 9 hereof, at or prior to the earliest of (i) the Close of Business on March 21, 2018 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, and (iii) the time at which the Rights are exchanged in full as provided in Section 24 hereof (the earliest of (i), (ii), and (iii) being herein referred to as, the “Expiration Date”). Except for those provisions herein that expressly survive the termination of this Agreement, this Agreement shall terminate at such time as the Rights are no longer exercisable hereunder.

(b)       The purchase price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right initially shall be $20, shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a) hereof, and shall be payable in accordance with Section 7(c) hereof (such purchase price, as so adjusted, the “Purchase Price”).

(c)       Upon receipt of a Rights Certificate evidencing exercisable Rights, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-thousandth of a share of Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock, other securities, cash, or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax or charge required to be paid by the holder of such Rights Certificate in accordance with Section 9 hereof, or evidence satisfactory to the Company of payment of such tax or charge, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-thousandths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts evidencing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for Preferred Stock evidenced by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash, or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash, or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

(d)       In case the registered holder of any Rights Certificate shall properly exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Sections 6 and 14 hereof.

(e)       Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate of Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or any such Associate of Affiliate) has any continuing agreement, arrangement, or understanding (whether or not in writing) regarding the transferred Rights, shares of Common Stock, or the Company or (B) a transfer that the Board, in its sole discretion, has determined is part of a plan, an arrangement, or an understanding (whether or not in writing) that has as a primary purpose or effect the avoidance of the provisions of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights or preferences whatsoever with respect to such Rights, whether under any provision of this Agreement, the Rights Certificates, or otherwise. The Company shall use its reasonable best efforts to ensure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of Rights Certificates or, subject to Section 18 of this Agreement, any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of its Affiliates, Associates, or transferees hereunder.

(f)       Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of a Rights Certificate upon the occurrence of any purported exercise as set forth in this Section 7 by such registered holder unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof, as the Company shall reasonably request.

Section 8.   Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination, or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy, or cause to be destroyed, such cancelled Rights Certificates, and in such case shall deliver a certificate evidencing the destruction thereof to the Company (or, at the Company’s option, appropriate copies of the electronic records relating to Rights Certificates so cancelled or destroyed by the Rights Agent).

Section 9.   Reservation and Availability of Capital Stock.

(a)       The Company covenants and agrees that at all times prior to the Expiration Date it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock and/or out of any shares of Preferred Stock held in its treasury (and following the occurrence of a Triggering Event, out of the authorized but unissued shares of such other equity securities of the Company as may be issuable upon exercise of the Rights and/or out of any shares of such securities held in its treasury, if available), the number of shares of Preferred Stock (and following the occurrence of a Triggering Event, the number of shares of such other equity securities of the Company, if available) that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof. Upon the occurrence of any events resulting in the increase in the aggregate number of shares of Preferred Stock (or other equity securities of the Company) issuable upon exercise of all outstanding Rights above the number then reserved, the Company shall make appropriate increases in the number of shares so reserved, unless cash or other assets is/are to be distributed pursuant to Section 11(a)(iii).

(b)       So long as the Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange or quoted on a quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised) through the Expiration Date, all shares reserved for such issuance to be listed on such exchange or quoted on such quotation system, as the case may be, upon notice of issuance upon such exercise.

(c)       The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a) hereof, a registration statement on an appropriate form under the Act, with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with simultaneous written notice to the Rights Agent. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company similarly may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification(s) in such jurisdiction shall not have been obtained, or if the exercise thereof shall not be permitted under applicable law or if a registration statement shall not have been declared effective.

(d)       The Company further covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be, if available) delivered upon exercise of the Rights shall, at the time of delivery of such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable.

(e)       The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) in a name other than that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates or book entries for Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the registered holder of such Rights Certificates at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

Section 10.   Preferred Stock Record Date. Each Person in whose name any certificate or entry in the book entry account system of the transfer agent for Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) evidenced thereby on, and such certificate or entry in the book entry account system of the transfer agent shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes or charges) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities (fractional or otherwise) on, and such certificate or entry in the book entry account system of the transfer agent shall be dated, the next succeeding Business Day on which the Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the registered holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.   Adjustment of Purchase Price, Number and Kind of Shares, or Number of Rights. The Purchase Price, the number and kind of shares, or fractions thereof, purchasable upon exercise of each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)      (i)       In the event the Company shall at any time after the date of this Agreement (A) declare or pay a dividend on the shares of Preferred Stock payable in shares of Preferred Stock, (B) subdivide or split the outstanding shares of Preferred Stock, (C) combine or consolidate the outstanding shares of Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the shares of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation, or reclassification, and the number and kind of shares (or fractions thereof) of Preferred Stock (or other capital stock, as the case may be), issuable on such date, shall be proportionately adjusted so that the registered holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares (or fractions thereof) of Preferred Stock (or other capital stock, as the case may be), which, if such Right had been exercised immediately prior to such date (whether or not such Right was then exercisable) and at a time when the Preferred Stock (or other capital stock, as the case may be) transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation, or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares (or fractions thereof) of capital stock of the Company issuable upon exercise of one Right. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii)       In the event any Person shall become an Acquiring Person (a “Section 11(a)(ii) Event”), then, promptly following the occurrence of such Section 11(a)(ii) Event, proper provision shall be made so that each registered holder of a Right (except as provided below and in Section 7(e), Section 13 and Section 24 hereof) shall thereafter have the right to receive, upon exercise thereof at a price equal to the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by (A) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (B) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement other than Section 13 hereof) by 50% of the Current Market Price per share of Common Stock on the date of such first occurrence (such number of shares of Common Stock, the “Adjustment Shares”).

(iii)       In the event that (A) the number of shares of Common Stock authorized by the Certificate of Incorporation, but which are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, are not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof or (B) the Board otherwise shall determine to do so in its sole discretion, the Company, acting by resolution of the Board, shall (1) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), and (2) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of such Right and payment of the applicable Purchase Price, (u) cash, (v) a reduction in the Purchase Price, (w) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, such as the Preferred Stock, which the Board has deemed to have essentially the same value or economic rights as Common Stock (such shares of preferred stock being referred to as “Common Stock Equivalents”)), (x) debt securities of the Company, (y) other assets, or (z) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that, if, under the circumstances set forth in clause (A) above, the Company shall not have made adequate provision to deliver value pursuant to clause (2) above within thirty (30) days following the first occurrence of a Section 11(a)(ii) Event, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Stock (to the extent available) and then, if necessary, cash, which shares and cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term “Spread” shall mean the excess of the Current Value over the Purchase Price. If the Board determines in good faith that it is likely that sufficient additional Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than ninety (90) days following the first occurrence of a Section 11(a)(ii) Event, in order that the Company may seek stockholder approval for the authorization of such additional shares (such 30-day period, as it may be extended, is herein called the “Substitution Period”). To the extent that action is to be taken pursuant to the first or third sentences of this Section 11(a)(iii), the Company shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and the Company may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with simultaneous written notice to the Rights Agent. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of Common Stock on the date of the first occurrence of a Section 11(a)(ii) Event and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of Common Stock on such date.

(b)      In case the Company shall fix a record date for the issuance of rights, options, or warrants to all registered holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Stock (or shares having the same rights, privileges, and preferences as the shares of Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into shares of Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock that the aggregate subscription or offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes on the Rights Agent and the holder of the Rights. Preferred Stock owned by or held for the account of the Company or any Subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such rights, options, or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(c)      In case the Company shall fix a record date for a distribution to all registered holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in shares of Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or evidences of indebtedness, or of subscription rights, options or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the cash, assets or evidences of indebtedness so to be distributed, or of such subscription rights, options or warrants applicable to a share of Preferred Stock, and the denominator of which shall be such Current Market Price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(d)      (i)      For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for the thirty (30) consecutive Trading Days immediately prior to such date, and for the purposes of computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of Common Stock is determined during a period following the announcement by the issuer of (A) a dividend or distribution on such Common Stock payable in shares of Common Stock or securities convertible into such Common Stock (other than the Rights), or (B) any subdivision, combination, or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, or reclassification shall not have occurred prior to the commencement of the requisite 30-Trading Day or 10-Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ Global Select Market or, if the Common Stock is not listed or admitted to trading on the NASDAQ Global Select Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on a quotation system then in use, or, if on any such date the Common Stock is not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date the Common Stock is not publicly held and is not so listed, admitted to trading, or quoted, and no market maker is making a market in the Common Stock, the “Current Market Price” per share of Common Stock shall mean the fair value per share on such date as determined in good faith by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii)      For the purpose of any computation hereunder, the “Current Market Price” per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in Section 11(d)(i) hereof (other than the penultimate sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the shares of Preferred Stock are not publicly held or listed, admitted to trading, or quoted in a manner described in Section 11(d)(i) hereof, the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends, and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of Common Stock. If neither the Common Stock nor the Preferred

Stock is publicly held or listed, admitted to trading, or quoted, the “Current Market Price” per share of Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the Current Market Price of one one-thousandth of a share of Preferred Stock shall be equal to the Current Market Price of one share of Preferred Stock divided by 1,000.

(e)      Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or a decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or ten-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that mandates such adjustment and (ii) the Expiration Date.

(f)      If, as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the registered holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (d), (e), (g), (h), (i), (j), (k), (l) and (m), and the provisions of Sections 7, 9, 10, 13, and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g)      All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock (or other securities or amount of cash or combination thereof) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)      Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest ten-millionth) obtained by (i) multiplying (A) the number of one one-thousandths of a share of Preferred Stock covered by a Right immediately prior to this adjustment, by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)      The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right pursuant to Section 11(h) hereof. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j)      Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share of Preferred Stock and the number of one one-thousandths of a share of Preferred Stock that were expressed in the initial Rights Certificates issued hereunder.

(k)      Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue, fully paid and non-assessable, such number of one one-thousandths of a share of Preferred Stock at such adjusted Purchase Price.

(l)      In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the registered holder of any Right exercised after such record date of the number of one one-

thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m)      Anything in this Section 11 to the contrary notwithstanding, prior to the Distribution Date, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of Preferred Stock or securities that by their terms are convertible into or exchangeable for Preferred Stock, (iv) stock dividends, or (v) issuance of rights, options, or warrants referred to in this Section 11, hereafter made by the Company to registered holders of its Preferred Stock shall not be taxable to such stockholders or shall reduce the taxes payable by such holders.

(n)      The Company covenants and agrees that in the event that a Section 11(a)(ii) Event occurs and the Rights shall then be outstanding, it shall not, (i) consolidate with any other Person (other than a direct or an indirect wholly owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a direct or an indirect wholly owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), or (iii) sell or otherwise transfer (or permit any Subsidiary to sell or otherwise transfer), in one transaction, or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company’s most recent regularly prepared financial statements) to any other Person or Persons (other than the Company and/or any of its direct or indirect wholly owned Subsidiaries in one or more transactions, each of which complies with Section 11(o) hereof), if (A) at the time of or immediately after such consolidation, merger, sale, or transfer there are any charter or bylaw provisions, rights, warrants, or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (B) prior to, simultaneously with, or immediately after such consolidation, merger, sale, or transfer the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates; provided, however, this Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

(o)      The Company covenants and agrees that in the event that a Section 11(a)(ii) Event occurs and the Rights shall then be outstanding, it will not, except as permitted by Section 23, Section 24, or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p)      Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare or pay a dividend on the outstanding Common Stock payable in shares of Common Stock, (ii) subdivide or split the outstanding Common Stock, or (iii) combine or consolidate the outstanding Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date (or issued or delivered on or after the Distribution Date pursuant to Section 22 hereof), shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustment provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, split, combination, or reclassification is effected. If an event occurs that would require an adjustment under Section 11(a)(ii) and this Section 11(p), the adjustment provided for in this Section 11(p) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).

Section 12. Certificate of Adjusted Purchase Price or Number of Shares.

Whenever an adjustment is made as provided in Section 11 and/or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate, and (c) if a Distribution Date has occurred, mail a brief summary thereof to each registered holder of a Rights Certificate in accordance with Section 26 hereof, or if prior to the Distribution Date, disclose a brief summary in a filing under the Exchange Act; provided, however, that the failure to give, or any defect in, any such disclosure shall not affect the legality or validity of such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustments or statements therein contained and shall not be deemed to have knowledge of any such adjustment or event unless and until it shall have received a copy of such certificate.

Section 13. Consolidation, Merger, or Sale or Transfer of Assets or Earning Power.

(a)      In the event that, at any time after a Person has become an Acquiring Person, directly or indirectly,

(i)      the Company shall consolidate with, or merge with and into, any other Person (other than a direct or an indirect wholly owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation or other entity of such consolidation or merger;

(ii)      any Person (other than a direct or an indirect wholly owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property; or

(iii)      the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company’s most recent regularly prepared financial statements) to any Person or Persons (other than the Company or any of its direct or indirect wholly owned Subsidiaries in one or more transactions, each of which complies with Section 11(o) hereof);

            then, and in each such case, proper provision shall be made so that: (A) each registered holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable, and freely tradeable Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal, or other adverse claims, as shall be equal to the result obtained by (1) multiplying the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence of a Section 11(a)(ii) Event, and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of Common Stock of such Principal Party) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (E) the provisions of

Section 11(a)(ii) hereof shall be of no effect with respect to events occurring at any time following the first occurrence of any Section 13 Event.

(b)      “Principal Party” shall mean:

(i)      in the case of any transaction described in Section 13(a)(i) or Section 13(a)(ii) hereof, (A) the Person (including the Company as successor thereto or as the surviving entity) that is the issuer of any securities or other equity interests into which shares of Common Stock of the Company are converted, changed, or exchanged in such merger or consolidation, or if there is more than one such issuer, the issuer of Common Stock that has the greatest aggregate market value, or (B) if no securities or other equity interests are so issued, the Person (including the Company as successor thereto or as the surviving entity) that is the other constituent party to such merger or consolidation, or, if there is more than one such Person, the other Person that is a constituent party to such merger or consolidation, the Common Stock of which has the greatest aggregate market value; and

(ii)      in the case of any transaction described in Section 13(a)(iii) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest aggregate value of shares outstanding; provided, however, that, in any such case, (A) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or an indirect Subsidiary of another Person, the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

(c)      The Company shall not consummate a Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13, and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement confirming that the requirements of Section 13(a) and Section 13(b) hereof shall promptly be performed in accordance with their terms and further providing that, as soon as practicable after the date of any such Section 13 Event, the Principal Party will:

(i)      prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to

(A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

(ii)      take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including but not limited to, the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

(iii)      deliver to the registered holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) hereof.

Section 14. Fractional Rights and Fractional Shares.

(a)      The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ Global Select Market or, if the Rights are not listed or admitted to trading on the NASDAQ Global Select Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by a quotation system then in use or, if on any such date the Rights are not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, selected by the Board. If on any such date the Rights are not publicly held and are not so listed, admitted to trading, or quoted, and no market maker is making a market in the Rights, the current market value of a Right shall mean the fair value of a Right on such date as determined in good faith by the

Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(b)      The Company shall not be required to issue fractions of a share of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates or book entries that evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of Preferred Stock or, if unavailable, the appropriate alternative price (in each case, as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)      Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Common Stock upon exercise of the Rights or to distribute certificates or Book Entry Shares that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock or, if unavailable, the appropriate alternative price (in each case, as determined pursuant to Section 11(d)(i) hereof) on the Trading Day immediately prior to the date of such exercise.

(d)      The registered holder of a Right, by the acceptance of that Right, expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

(e)      Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15. Rights of Action. All rights of action in respect of this Agreement, except for rights of action given to the Rights Agent hereunder, including Section 18 and Section 20 hereof, are vested in the respective registered holders of the Rights Certificates

(and, prior to the Distribution Date, of the Common Stock); and any registered holder of any Rights Certificate (and, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the registered holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, on such first holder’s own behalf and for such first holder’s own benefit, enforce this Agreement, and may institute and maintain any suit, action or proceeding against the Company to enforce this Agreement, or otherwise enforce or act in respect of such first holder’s right to exercise the Rights evidenced by such Rights Certificate (or, prior to the Distribution Date, of the Common Stock) in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the registered holders of Rights, it is specifically acknowledged that the registered holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement (including the Company).

Section 16. Agreement of Rights Holders. Every registered holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other registered holder of a Right that:

(a)      prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock, and the Rights will be evidenced by the balances indicated in the book entry account system of the transfer agent of the Common Stock registered in the names of the holders of such Common Stock or, in the case of certificated shares, the certificates for the Common Stock registered in the names of the holders of the Common Stock;

(b)      after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates contained therein duly executed;

(c)      subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, a Common Stock certificate or Book Entry Share) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be affected by any notice to the contrary; and

(d)      notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any registered holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, or ruling issued by a court of competent jurisdiction or by a/an governmental, regulatory, or administrative agency or commission, or any applicable statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligations; provided, however, that the Company must use its best efforts to have any such order, decree, or ruling lifted or otherwise overturned as soon as possible.

Section 17. Rights Certificate Holder Not Deemed a Stockholder. No registered holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends, or be deemed for any purpose the registered holder of the Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights evidenced thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the registered holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.

(a)      The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense (including the reasonable and documented fees and expenses of outside legal counsel) incurred without gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) on the part of the Rights Agent, for actions taken or omitted to be taken by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability resulting therefrom.

(b)      Subject to Section 20(c), the Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company or instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to have been signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, unless and until it has received such notice in writing in accordance with Section 26 hereof.

(c)      The provisions of this Section 18 and Section 20 hereof shall survive the termination or expiration of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

Section 19. Merger or Consolidation or Change of Name of the Rights Agent.

(a)      Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust, stock transfer, or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; but only if such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of an authorized signatory of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, an authorized signatory of any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases, such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b)      In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature of an authorized signatory under the Rights Agent’s prior name and deliver the Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, an authorized signatory of the Rights Agent may countersign such Rights Certificates either in the prior name of the Rights Agent or in the changed name of the Rights Agent; and in all such cases, such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20. Duties of the Rights Agent. The Rights Agent undertakes to perform the duties and obligations as set forth in this Agreement. The Rights Agent shall perform its duties and obligations hereunder upon the following terms and conditions, by all of which the Company and the registered holders of Rights Certificates, or, prior to the Distribution Date, of the Common Stock, by their acceptance thereof, shall be bound:

(a)      The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion or advice of such counsel shall be full and complete authorization and protection to the Rights Agent, and, subject to Section

20(c), the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in good faith and in accordance with such written opinion or advice.

(b)      Whenever in the performance of its duties under this Agreement, the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of the Current Market Price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Company, and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent, and, subject to Section 20(c), the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)      The Rights Agent shall be liable hereunder only for its own and its directors’, officers’, employees’, Affiliates’, agents’, advisors’ and representatives’ gross negligence, bad faith, or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, any liability of the Rights Agent under this Agreement will be limited in the aggregate to the amount of annual fees paid by the Company to the Rights Agent. Notwithstanding anything in this Agreement to the contrary, in no event shall either party hereto be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d)      The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (including in the case of Book Entry Shares, by notation in book entry accounts reflecting ownership that is directed by the Company) and it shall not be required to verify the same (except as to a countersignature by one of its authorized signatories on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)      The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the legality or validity or execution of any Rights Certificate (including in the case of Book Entry Shares, by notation in book entry accounts reflecting ownership as directed by the Company), except as to a countersignature by one of its authorized signatories on any such Rights Certificate; nor shall it be liable or responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be liable or responsible for any adjustment required hereunder, including under the provisions of Section 11, Section 13, or Section 24 hereof, or liable or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment has been provided by the Company); nor shall it be liable or responsible for any determination by the Board of the Current Market Price under this Agreement; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid, and non-assessable.

(f)      The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as may reasonably be required or requested by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)      The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties under this Agreement, and such advice or instructions shall provide full authorization and protection to the Rights Agent, and, subject to Section 20(c), the Rights Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the advice or instructions of any such officer or for any delay in acting while waiting for these instructions.

(h)      The Rights Agent and any stockholder, affiliate, member, director, officer, agent, representative or employee of the Rights Agent (in each case, other than an Acquiring Person) may buy, sell, or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, member, director, officer, agent, representative or employee of the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i)      The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company, to the registered holders of the Rights or to any other Person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(j)      No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)      If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been properly completed or indicates an affirmative response to clause 1 or 2 thereof, or any other actual or suspected irregularity exists, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Section 21. Change of the Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice given to the Company in accordance with Section 26 hereof, and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent shall be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice given to the Rights Agent or successor Rights Agent, as the case may be, in accordance with Section 26 hereof, and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail, and, if such removal occurs after the Distribution Date, to the registered holders of the Rights Certificates in accordance with Section 26 hereof. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving proper notice of such removal or after it has been properly notified of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the registered holder of a Rights Certificate (who shall, with such notice, submit such holder’s Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust, stock transfer, or shareholder services powers and which has, along with its Affiliates, at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) an Affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act, or deed necessary for that purpose. Not later than the effective date of any such appointment, the Company shall give notice thereof in writing to the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock in accordance with Section 26 hereof, and, if such appointment occurs after the Distribution Date, give notice thereof to the registered holders of the Rights Certificates in accordance with Section 26 hereof. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights Certificates to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of the Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to the Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion, or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates evidencing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption and Termination.

(a)      The Board may, at its option, at any time prior to the earlier of (i) the Distribution Date and (ii) the Expiration Date, direct the Company to, and if so directed, the Company shall, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as, the “Redemption Price”). The redemption of the Rights by the Board pursuant to this paragraph (a) may be made effective at such time, on such basis, and with such conditions as the Board, in its sole discretion, may establish. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board.

(b)      Immediately upon the action of the Board directing the Company to redeem the Rights pursuant to paragraph (a) of this Section 23, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the registered holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board directing the Company to redeem the Rights pursuant to paragraph (a) of this Section 23, the Company shall promptly give notice of such redemption to the Rights Agent and the registered holders of the then outstanding Rights in accordance with Section 26 hereof; provided, however, that failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any such notice given to such holders in accordance with Section 26 hereof shall be deemed given whether or not such holders receive the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

Section 24. Exchange of Rights.

(a)      The Board may, at its option, at any time after the occurrence of a Section 11(a)(ii) Event, direct the Company to, and if so directed, the Company shall, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as, the “Exchange Ratio”). The exchange of the Rights by the Board may be made effective at such time, on such basis, and with such conditions as the Board, in its sole discretion, may establish. Notwithstanding the foregoing, the Board shall not be empowered to direct the Company to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

(b)      Immediately upon the action of the Board directing the Company to exchange any Rights pursuant to Section 24(a) hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a registered holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall give notice of any such exchange to all of the registered holders of such Rights in accordance with Section 26 hereof. Any notice given in accordance with Section 26 hereof shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) held by each registered holder of Rights.

(c)      In any exchange pursuant to this Section 24, the Company, at its option, may substitute shares of Preferred Stock (or Equivalent Preferred Stock, as such term is defined in Section 11(b) hereof) for Common Stock exchangeable for Rights, at the initial rate of one one-thousandth of a share of Preferred Stock (or Equivalent Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect stock splits, stock dividends, and other similar transactions after the date hereof.

(d)      In the event the number of shares of Common Stock authorized by the Certificate of Incorporation, but which are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall use its best efforts to cause all such action to be taken as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

(e)      The Company shall not be required to issue fractions of Common Stock or to distribute certificates or Book Entry Shares that evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this Section 24(e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

(f)      Following the action of the Board ordering the exchange of any Rights pursuant to this Section 24, the Company may implement such procedures as it deems appropriate, in its sole discretion, for the purpose of ensuring that the Common Stock (or other consideration) issuable upon an exchange pursuant to this Section 24 is not received by any holder of Rights that have become null and void pursuant to Section 7(e). Prior to effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a trust agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or a portion (as designated by the Board) of the Common Stock, fractional shares of Preferred Stock, or other securities, if any, issuable pursuant to the exchange, and all Persons entitled to receive such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) shall be entitled to receive such only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Prior to effecting an exchange and registering shares of Common Stock (or other securities) in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including, without limitation, the identity of the Beneficial Owners thereof and their Affiliates and Associates (or former Beneficial Owners thereof and their Affiliates and Associates) as the Company shall reasonably request in order to determine if such Rights are null and void. If any Person shall fail to comply with such request, the Company shall be entitled to deem the Rights formerly held or exchangeable by such Person to be null and void pursuant to Section 7(e) and not transferable or exercisable or exchangeable in connection herewith. Any shares of Common Stock or other securities issued at the direction of the Board in connection herewith shall be validly issued, fully paid, and non-assessable shares of Common Stock or of other securities (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares or other securities so issued.

Section 25. Notice of Certain Events.

(a)      In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class or series to the registered holders of Preferred Stock or to make any other distribution to the registered holders of Preferred Stock (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the registered holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights, or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a direct or an indirect, wholly owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company’s most recent and regularly prepared financial statements) to any other Person or Persons (other than the Company or any of its direct or indirect wholly owned Subsidiaries in one or more transactions, each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution, or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to each registered holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the registered holders of the Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining registered holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the registered holders of the Preferred Stock, whichever shall be the earlier; provided, however, that no such action shall be taken pursuant to this Section 25(a) that will or would conflict with any provision of the Certificate of Incorporation; provided, further, that no such notice shall be required pursuant to this Section 25, if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earnings power to, any other Subsidiary of the Company.

(b)       In case a Section 11(a)(ii) Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each registered holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to registered holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in Section 25(a) to shares of Preferred Stock shall be deemed thereafter to refer to shares of Common Stock or, if appropriate, other securities.

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the registered holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by (a) first-class mail, postage prepaid, (b) overnight delivery service, (c) courier or messenger service, or (d) fax (when such fax is transmitted to the fax number set forth below and confirmation of transmission is received), in each case addressed (until another address is filed in writing by the Company with the Rights Agent) as follows:

Arrowhead Pharmaceuticals, Inc.

Attention: Corporate Secretary

225 South Lake Avenue, Suite 1050

Pasadena, CA 91101

Attention: General Counsel

Fax: (626) 304-3401

with a copy (which will not constitute notice) to:

Gibson, Dunn & Crutcher LLP

555 Mission Street, Suite 3000

San Francisco, California 94105

Attn: Ryan A. Murr

Facsimile: (415) 374-8430

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the registered holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by (i) first-class mail, postage prepaid, (ii) overnight delivery service, or (iii) courier or messenger service, in each case addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

Computershare Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Attention: Client Services

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the registered holder of any Rights Certificate (or, if prior to the Distribution Date, of the Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, or overnight delivery service, addressed to such holder at the address of such holder as shown on the registry books of the Company or the Rights Agent (or, if prior to the Distribution Date, of the transfer agent or registrar for the Common Stock).

Section 27. Supplements and Amendments. Except as otherwise provided in this Section 27, the Company, by action of the Board, may from time to time and in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any registered holders of the Rights, including, without limitation, in order to (a) cure any ambiguity, (b) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (c) shorten or lengthen any time period hereunder, or (d) otherwise change, amend, or supplement any provisions hereunder in any manner that the Company may deem necessary or desirable; provided, however, that, from and after the occurrence of a Section 11(a)(ii) Event, no such supplement or amendment shall adversely affect the interests of the registered holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person or certain of their respective transferees) or shall cause this Agreement to become amendable other than in accordance with this Section 27. Without limiting the foregoing, the Company, by action of the Board, may at any time before any Person becomes an Acquiring Person amend or supplement this Agreement to make provisions of this Agreement inapplicable to a particular transaction by which a Person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of this Agreement as they may apply with respect to any such transaction. Any such amendment or supplement shall be evidenced by a writing signed by the Company and the Rights Agent. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, an authorized signatory of the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that adversely affects the Rights Agent’s own rights, duties, or obligations under this Agreement.

Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Determinations and Actions by the Board. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or to not redeem the Rights or to amend this Agreement). Without limiting the rights of the Rights Agent under this Agreement, all such actions, calculations, interpretations, and determinations that are done or made by the Board in good faith, shall be final, conclusive, and binding on the Company, the Rights Agent, the registered holders of the Rights, and all other parties to the fullest extent permitted by applicable law. The Rights Agent is always entitled to assume that the Board acted in good faith and shall be fully protected, and incur no liability in reliance thereon.

Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, of the Common Stock) any legal or equitable right, remedy, or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, of the Common Stock).

Section 31. Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant, or restriction is held by such court or authority to be invalid, void, or unenforceable, and the Board determines in its good faith judgment that severing such invalid, void, or unenforceable term, provision, covenant, or restriction from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption as set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the 10th Business Day following the date of such determination by the Board; provided, however, that if any such excluded term, provision, covenant, or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately.

Section 32. Governing Law. This Agreement, each Right, and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ARROWHEAD PHARMACEUTICALS, INC.

By:	/s/ Christopher Anzalone
Christopher Anzalone
President & Chief Executive Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Dennis V. Moccia
Dennis V. Moccia
Manager, Contract Administration

SIGNATURE PAGE TO RIGHTS AGREEMENT

EXHIBIT A

Exhibit A to Rights Agreement filed as Exhibit 3.1 to Form 8-K filed with the SEC on March 23, 2017.

EXHIBIT B

FORM OF RIGHTS CERTIFICATE

Certificate No. R-	Rights

NOT EXERCISABLE AFTER MARCH 21, 2018 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY ANY PERSON WHO IS, WAS, OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY BENEFICIALLY OWNED BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT BENEFICIAL OWNER, MAY BECOME NULL AND VOID.

Rights Certificate

ARROWHEAD PHARMACEUTICALS, INC.

This certifies that                                 , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, dated as of March 21, 2017 (the “Rights Agreement”), between Arrowhead Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”), to purchase from the Company at any time prior to 5:00 p.m., New York time, on March 21, 2018, at the office or offices of the Rights Agent designated for such purpose, or its successor(s) as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Series D Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”), at a purchase price of $20 per one one-thousandth of a share of Preferred Stock (such purchase price, as may be adjusted, the “Purchase Price”), upon presentation and surrender of this Rights Certificate, along with the applicable form of election to purchase and related certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon the exercise thereof) as set forth above, and the Purchase Price per share as set forth above, are the number and the Purchase Price as of March 22, 2017, based on the Preferred Stock as constituted on such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate), or (iii) under certain circumstances as specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Rights Agreement, the Purchase Price, the number and kind of shares of Preferred Stock or other securities issuable upon the exercise of a Right, and the number of Rights outstanding are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances as set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent, and are available free of charge upon written request to the Rights Agent or the Company.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right, payable at the Company’s option in cash or other securities or property of the Company, subject to adjustment for certain events as provided in the Rights Agreement, at any time prior to the earlier of (i) the Distribution Date and (ii) the Expiration Date (as such terms are defined in the Rights Agreement). In addition, under certain circumstances following the occurrence of a Section 11(a)(ii) Event, but before any person acquires beneficial ownership of 50% or more of the Common Stock (as such term is defined in the Rights Agreement), the Rights may be exchanged, in whole or in part, for shares of Common Stock, Preferred Stock, or shares of other preferred stock of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board authorizing any such redemption or exchange, and without any further action or any notice, the Rights (other than Rights that are not subject to such redemption or exchange) will terminate and the Rights will only enable holders to receive the redemption price or the shares issuable upon such exchange, as applicable.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment may be made, as provided in the Rights Agreement.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

WITNESS the facsimile signature of the proper officer(s) of the Company and its corporate seal.

Dated as of                                  , 20        .

ARROWHEAD PHARMACEUTICALS, INC.

By:
Name: Kenneth Myszkowski
Title: Chief Financial Officer

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Authorized Signature

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED                                                                                            hereby sells, assigns and transfers unto

(Please print name and address of transferee)

(Please spell out and include in numerals the

number of Rights being transferred by this Assignment)

of the Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                          as attorney-in-fact to transfer the number of Rights indicated above on the books of the within named Company, with full power of substitution.

Dated:                                 ,

Signature

Medallion Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)        the Rights evidenced by this Rights Certificate [    ] are [    ] are not being sold, assigned, and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

(2)        after due inquiry and to the best knowledge of the undersigned, he, she, or it [    ] did [    ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ,
Signature

Medallion Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

[Form of Reverse Side of Rights Certificate—continued]

FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise any or all Rights evidenced by the Rights Certificate.)

To:        Arrowhead Pharmaceuticals, Inc.:

The undersigned hereby irrevocably elects to exercise                                          (                    ) Rights evidenced by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to or that such shares be credited to the book-entry account of:

(Please print social security or other identifying number)

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Please print social security or other identifying number)

(Please print name and address)

Dated:                                 ,

Signature

Medallion Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)        the Rights evidenced by this Rights Certificate [    ] are [    ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

(2)        after due inquiry and to the best knowledge of the undersigned, he, she, or it [    ] did [    ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ,
Signature

Medallion Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C

UNDER CERTAIN CIRCUMSTANCES AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY ANY PERSON WHO IS, WAS, OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY BENEFICIALLY OWNED BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT BENEFICIAL OWNER, MAY BECOME NULL AND VOID.

FORM OF SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

On March 1, 2017, the Board of Directors (the “Board”) of Arrowhead Pharmaceuticals, Inc., a Delaware corporation (the “Company”), authorized and declared a dividend distribution of one right (each, a “Right” and, together with all other such rights distributed or issued pursuant to the Rights Agreement (defined below), the “Rights”) for each share of common stock, par value $0.001, of the Company (the “Common Stock”) outstanding as of the close of business on March 22, 2017 (the “Record Date”).

The following is a summary description of the Rights and the Rights Agreement (the “Rights Agreement”), dated as of March 21, 2017, by and between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”). This summary is intended to provide a general description only and is subject to the detailed terms and conditions of the Rights Agreement.

The Company has filed a copy of the Rights Agreement with the U.S. Securities and Exchange Commission as an exhibit to a Form 8-K filed by the Company on March 23, 2017. In addition, a copy of the Rights Agreement is available free of charge from the Company and the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

1.	Issuance of Rights

Each holder of Common Stock as of the Record Date will receive a dividend of one Right per share of Common Stock. One Right will also be issued together with each share of Common Stock issued by the Company after the Record Date and prior to the Distribution Date (as defined in Section 2 below), and in certain circumstances, after the Distribution Date. New certificates for Common Stock issued after the Record Date will contain a notation incorporating the Rights Agreement by reference.

Until the Distribution Date:

●	the Rights will not be exercisable;

●	the Rights will be evidenced by the certificates for Common Stock (or, in the case of book entry shares, by notation in book entry) and not by separate rights certificates; and

●	the Rights will be transferable by, and only in connection with, the transfer of Common Stock.

2.	Distribution Date; Beneficial Ownership

The Rights are not exercisable until the Distribution Date. As of and after the Distribution Date, the Rights will separate from the Common Stock and each Right will become exercisable to purchase one one-thousandth of a share of Series D Junior Participating Preferred Stock, par value $0.001 per share, of the Company (each whole share, a share of “Preferred Stock”) at a purchase price of $20 (such purchase price, as may be adjusted, the “Purchase Price”). This portion of a share of Preferred Stock would give the holder thereof approximately the same dividend, voting, and liquidation rights as would one share of Common Stock, with any variations set forth in the Certificate of Designation, Preferences, and Rights of Series D Junior Participating Preferred Stock, which is attached as an exhibit to a Form 8-K filed by the Company on March 23, 2017. Prior to exercise, the Right does not give its holder any dividend, voting or liquidation rights.

The “Distribution Date” is the earlier of:

●	Ten (10) Business Days following a public announcement that a person has become an “Acquiring Person” by acquiring beneficial ownership of 15% or more of the Common Stock then outstanding (or, in the case of a person that had beneficial ownership of 15% or more of the outstanding Common Stock on the date that the Rights Agreement was executed, by obtaining beneficial ownership of any additional shares of Common Stock) other than as a result of repurchases of Common Stock by the Company or certain inadvertent acquisitions; and

●	Ten (10) business days (or such later date as the Board shall determine prior to the time a person becomes an Acquiring Person) after the commencement of a tender offer or an exchange offer by or on behalf of any person (other than the Company and certain related entities) that, if completed, would result in such person becoming an Acquiring Person.

A person will be deemed to “beneficially own” any Common Stock if such person or any affiliated or associated persons of such person:

●	is considered a “beneficial owner” of the Common Stock under Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and as in effect on the date of the Rights Agreement;

●	has the right to acquire the Common Stock, either immediately or in the future, pursuant to any agreement, arrangement, or understanding (other than a customary underwriting agreement relating to a bona fide public offering of the Common Stock) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, except that a person will not be deemed to be a beneficial owner of (a) securities tendered pursuant to a tender offer or an exchange offer by or on behalf of such person or any affiliated or associated persons of such person until the tendered securities are accepted for purchase or exchange, (b) securities issuable upon the exercise of a Right before the occurrence of a Triggering Event (as defined in Section 5 below), or (c) securities issuable upon the exercise of a Right after the occurrence of a Triggering Event if the Rights are originally issued Rights or were issued in connection with an adjustment to originally issued Rights;

●	has the right to vote or dispose of the Common Stock pursuant to any agreement, arrangement, or understanding (other than a right to vote arising from the granting of a revocable proxy or consent that is not also then reportable on a Schedule 13D); or

●	has an agreement, arrangement, or understanding with another person who beneficially owns Common Stock and the agreement, arrangement, or understanding is for the purpose of acquiring, holding, voting, or disposing of any securities of the Company (other than customary underwriting agreements relating to a bona fide public offering of Common Stock or a right to vote arising from the granting of a revocable proxy or consent that is not also then reportable on a Schedule 13D).

Certain synthetic interests in securities created by derivative positions—whether or not such interests are considered to be ownership of the underlying common stock or are reportable on a Schedule 13D—are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of Common Stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.

3.	Issuance of Rights Certificates

As soon as practicable after the Distribution Date, the Company or the Rights Agent will mail rights certificates to holders of record of Common Stock as of the close of business on the Distribution Date (other than an Acquiring Person or any Associate or Affiliate of an Acquiring Person) and, thereafter, the separate rights certificates alone will evidence the Rights.

4.	Expiration of Rights

The Rights will expire on the earliest of (a) 5:00 p.m., New York time, on March 21, 2018, (b) the time at which the Rights are redeemed (as described in Section 6 below),

and (c) the time at which the Rights are exchanged in full (as described in Section 7 below) (the earliest of (a), (b) and (c) being herein referred to as, the “Expiration Date”).

5.	Change of Exercise of Rights Following Certain Events

The following described events are referred to as “Triggering Events.”

(a)       Flip-In Event. In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, other securities, cash, or other assets of the Company) having a value equal to two times the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a person becoming an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void.

For example, at a purchase price of $20 per Right, following the occurrence of a person becoming an Acquiring Person, each Right not owned by the Acquiring Person (or by certain related parties) would entitle its holder to purchase $40 worth of Common Stock (or, in certain circumstances, other securities, cash, or other assets of the Company) for $20. Assuming that the Common Stock has a per share value of $2 at such time, the holder of each valid Right would be entitled to purchase 20 shares of Common Stock (or, in certain circumstances, other securities, cash, or other assets of the Company) for $20.

(b)       Flip-Over Events. In the event that, at any time after a person has become an Acquiring Person, (i) the Company engages in a merger or other business combination transaction in which the Company is not the continuing or surviving corporation or other entity, (ii) the Company engages in a merger or other business combination transaction in which the Company is the continuing or surviving corporation and the Common Stock of the Company are changed or exchanged, or (iii) 50% or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights that have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the Purchase Price.

6.	Redemption

At any time prior to the earlier of (a) the Distribution Date and (b) the Expiration Date, the Board may direct the Company to redeem the Rights in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock, or other consideration deemed appropriate by the Board). Immediately upon the action of the Board directing the Company to redeem the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

7.	Exchange of Rights

At any time after a person becomes an Acquiring Person, but before any person acquires beneficial ownership of 50% or more of the outstanding Common Stock, the Board may direct the Company to exchange the Rights (other than Rights owned by such person or certain related parties, which will have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment). The Company may substitute shares of Preferred Stock (or shares of a class or series of the Company’s preferred stock having equivalent rights, preferences, and privileges) for Common Stock at an initial rate of one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences, and privileges) per share of Common Stock. Immediately upon the action of the Board directing the Company to exchange the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of Common Stock (or one one-thousandth of a share of Preferred Stock or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences, and privileges) equal to the number of Rights held by such holder multiplied by the exchange ratio.

8.	Adjustments to Prevent Dilution; Fractional Shares

The Board may adjust the Purchase Price, the number of shares of Preferred Stock or other securities or assets issuable upon the exercise of a Right, and the number of Rights outstanding to prevent dilution that may occur (a) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Preferred Stock, (b) in the event of a stock dividend on, or a subdivision or combination of, the Common Stock, (c) if holders of the Preferred Stock are granted certain rights, options, or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (d) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock), and in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

9.	No Stockholder Rights Prior to Exercise; Tax Considerations

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common shares of the acquiring company or in the event of the redemption of the Rights as set forth in Section 6 above.

10.	Amendment of Rights Agreement

The Company, by action of the Board, may supplement or amend any provision of the Rights Agreement in any respect without the approval of any registered holder of Rights, including, without limitation, in order to (a) cure any ambiguity, (b) correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with other provisions of the Rights Agreement, (c) shorten or lengthen any time period under the Rights Agreement, or (d) otherwise change, amend, or supplement any provisions of the Rights Agreement in any manner that the Company deems necessary or desirable; provided, however, that no supplement or amendment made after a person becomes an Acquiring Person shall adversely affect the interests of the registered holders of rights certificates (other than an Acquiring Person or any affiliated or associated persons of an Acquiring Person or certain of their transferees) or shall cause the Rights Agreement to become amendable other than in accordance with the amendment provision contained therein. Without limiting the foregoing, the Company, by action of the Board, may at any time before any person becomes an Acquiring Person amend or supplement the Rights Agreements to make provisions of the Rights Agreement inapplicable to a particular transaction by which a person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of the Rights Agreement as they may apply with respect to any such transaction.